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                                                                  Exhibit 5.1

                   [Letterhead of Gibson, Dunn & Crutcher LLP]





                                  May 11, 2001

(310) 552-8500                                                    01198-00001

Altris Software, Inc.
9339 Carroll Park Drive
San Diego, California  92121

Re:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

We have acted as special counsel to Altris Software, Inc., a California corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act") of 1,800,000 shares of Common Stock, no par value (the "Shares"), of the Company which have been reserved for issuance from time-to-time pursuant to awards granted and to be granted pursuant to the Company's Amended and Restated 1996 Stock Incentive Plan (the "Plan").

We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

We have examined, among other things, the Company's Articles of Incorporation and Bylaws, each as amended, the Plan and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards granted under the Plan. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the Plan and related agreements, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                            Very truly yours,

                                            /s/ GIBSON, DUNN & CRUTCHER LLP

                                            GIBSON, DUNN & CRUTCHER LLP

RCH/lad